EXHIBIT 10.7
AMENDED AND RESTATED BORROWER
PARTNERSHIP SECURITY AGREEMENT
     This AMENDED AND RESTATED BORROWER PARTNERSHIP SECURITY AGREEMENT (this “AGREEMENT”) is dated as of July 1, 2003 and entered into by and between AMERICAN HOMEPATIENT, INC., a Delaware corporation (“GRANTOR”), and BANK OF MONTREAL, as agent for and representative of (in such capacity herein called “SECURED PARTY”) the financial institutions (“BANKS”) that hold a promissory note payable to such Banks as set forth on Exhibit A attached hereto (the “Promissory Note”) and amends and restates the Borrower Partnership Security Agreement dated as of December 28, 1995 between Grantor and Bankers Trust Company as the predecessor to the Secured Party (the “Prior Security Agreement”).
PRELIMINARY STATEMENTS
     A. Grantor, Bankers Trust Company and Banks previously entered into that certain Fifth Amended and Restated Credit Agreement dated as of May 25, 2001.
     B. Grantor filed a voluntary petition under 11 U.S.C. Sections 101 et seq. on July 30, 2002 in the United States Bankruptcy Court for the Middle District of Tennessee. On May 27, 2003, the Bankruptcy Court confirmed Grantor’s Second Amended Joint Plan of Reorganization (herein “Joint Plan”) in all respects. The Fifth Amended and Restated Credit Agreement is no longer in effect and as part of the Joint Plan, the Grantor will execute The Promissory Note to the Banks on terms and in amounts provided in the Joint Plan to evidence Grantor’s indebtedness and obligations to the Banks.
     B. Grantor is or may become a party to certain partnership agreements in which a majority of all partnership interests in the partnerships formed pursuant thereto are owned by Grantor and/or its Subsidiaries (each such partnership agreement, as amended to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, a “PARTNERSHIP AGREEMENT” and collectively, the “PARTNERSHIP AGREEMENTS”), and Grantor is or may become a general partner of and/or a limited partner in the partnerships formed pursuant thereto (each a “COMPANY” and collectively, the “COMPANIES”).
     C. Pursuant to the Joint Plan and the Bankruptcy Court’s order issued May 27, 2003, Grantor is required to amend the Prior Security Agreement as provided herein.
     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:
     SECTION 1. GRANT OF SECURITY. Grantor hereby pledges and assigns to Secured Party, for Secured Party’s benefit and the benefit of Banks, and hereby further grants a security interest in, all of Grantor’s right, title and interest in and to the following (the “COLLATERAL”):

          (a) all of Grantor’s right, title and interest as a general or limited partner in each Company, whether now owned or hereafter acquired, including without limitation all of Grantor’s right, title and interest in, to and under the Partnership Agreement of such Company (including without limitation Grantor’s right to vote and to manage and administer the business of such Company), together with all other rights, interests, claims and other property of Grantor in any manner arising out of or relating to its general and/or limited partnership interest in such Company, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, all of the rights of Grantor as a general and/or limited partner: (i) to (x) receive money due and to become due (including without limitation dividends, distributions, interest, income from partnership properties and operations, proceeds of sale of partnership assets and returns of capital) under or pursuant to such Partnership Agreement, (y) receive payments upon termination of such Partnership Agreement, and (z) receive any other payments or distributions, whether cash or noncash, in respect of Grantor’s general and/or limited partnership interest evidenced by such Partnership Agreement; (ii) in and with respect to claims and causes of action arising out of or relating to such Company; and (iii) to have access to such Company’s books and records and to other information concerning or affecting such Company;
          (b) any “certificate of interest” or “certificates of interest” (or other certificates or instruments however designated or titled) issued by any Company and evidencing Grantor’s interest as a limited partner in such Company (collectively, the “Certificate” with respect to such Company) and any interest of Grantor in the entries on the books of such Company or of any financial intermediary pertaining to Grantor’s interest as a limited partner in such Company;
          (c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
          (d) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
     SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Promissory Note, and all or any portion of such obligations or liabilities that are paid to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Bank as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the “UNDERLYING DEBT”), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the “SECURED OBLIGATIONS”).
     SECTION 3. NO ASSUMPTION. Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate Secured Party, any Bank or any purchaser at a foreclosure sale under this Agreement to assume any of Grantor’s obligations, duties, expenses or liabilities under any Partnership Agreement (including without limitation Grantor’s obligations as a general partner for the debts and obligations of any respective Company and to manage the business and affairs of such Company) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the “GRANTOR OBLIGATIONS”) unless Secured Party, such Bank or such purchaser otherwise expressly agrees to assume any or all of said Grantor Obligations in writing. In the event of foreclosure by Secured Party on behalf of Banks, Grantor shall remain bound and obligated to perform the Grantor Obligations and neither Secured Party nor any Bank shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party or any Bank a general partner of any Company; provided, however, that in the event Secured Party or any purchaser of Collateral at a foreclosure sale elects to become a substituted general partner of any Company in place of Grantor, Secured Party or such purchaser, as the case may be, shall adopt in writing the respective Partnership Agreement and agree to be bound by the terms and provisions thereof.
     SECTION 4. DELIVERY OF CERTIFICATE; INSTRUCTIONS TO COMPANY REGARDING REGISTRATION OF PLEDGE. Any certificate shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon request by Secured Party, Grantor, at its own expense, shall deliver to each Company an order, satisfactory in form and substance to Secured Party, requesting that the pledge of Grantor’s interest as a limited partner in such Company be registered on the books of such Company.
     SECTION 5. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:
          (a) Partnership Interests in Companies. Schedule A annexed hereto, as amended from time to time, correctly sets forth (i) all Partnership Agreements and (ii) the partnership interests of all partners of each Company. The partnership interests described in Schedule A annexed hereto constitute 100% of the partnership interests in each Company.
          (b) Partnership Agreement. Each Partnership Agreement, a true and complete copy of which has been furnished to Secured Party, has been duly authorized, executed and delivered by Grantor and is in full force and effect and has not been amended or modified except as disclosed in writing to Secured Party.

          (c) Ownership of Collateral. Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office except such as may have been filed in favor of Secured Party relating to this Agreement.
          (d) Consents or Governmental Authorizations. No consent of any other Person (including, without limitation any other partner of any Company or any creditor of Grantor), and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).
          (e) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.
     SECTION 6. FURTHER ASSURANCES; AMENDMENTS.
          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that reasonably may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted hereby or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request. in order to perfect and preserve the security interests granted or purported to be granted hereby, and (iii) at Secured Party’s request, appear in and defend any action or proceeding that may affect Grantor’s title to or Secured Party’s security interest in all or any part of the Collateral.
          (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.
          (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.
          (d) Grantor further agrees that it will, upon obtaining any interests required to be pledged hereunder as provided in Section 7(h), promptly (and in any event within ten

Business Days) deliver to Secured Party an amendment to this Agreement (a “SECURITY AMENDMENT”), duly executed by Grantor in respect of the additional Collateral to be pledged pursuant to this Agreement. Grantor hereby authorizes Secured Party to attach each Security Amendment to this Agreement and agrees that all additional Collateral listed on any Security Amendment shall for all purposes hereunder be considered Collateral; provided that the failure of Grantor to execute a Security Amendment with respect to any additional Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.
     SECTION 7. CERTAIN COVENANTS OF GRANTOR. Grantor shall:
          (a) not without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, (i) cancel or terminate any Partnership Agreement or consent to or accept any cancellation or termination thereof, (ii) sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its general or limited partnership interest in any Company, (iii) amend, supplement or otherwise modify any Partnership Agreement (if now held, as in effect on the date hereof or, if hereinafter acquired, as in effect on the date of such acquisition) except amendments that are immaterial and would not have a material adverse effect on the business, operations, property, assets, liability (contingent or otherwise), condition (financial or otherwise), or prospects of the respective Company, (iv) waive any default under or breach of any Partnership Agreement or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any Partnership Agreement or vary or agree to the variation in any respect of any of the provisions of any Partnership Agreement or of the performance of any other Person under any Partnership Agreement, or (v) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend any Partnership Agreement or to amend or modify any Partnership Agreement;
          (b) at its expense (i) perform and comply in all material respects with all terms and provisions of each Partnership Agreement required to be performed or complied with by it, (ii) maintain each Partnership Agreement in full force and effect, (iii) enforce each Partnership Agreement in accordance with its terms, and (iv) take all such action to that end as from time to time may be reasonably requested by Secured Party;
          (c) not create or suffer to exist any lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any person, except for the security interest created by this Agreement;
          (d) not without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, (i) vote to permit any Company in which it holds a limited partnership interest to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) and (ii) not permit any Company in which it holds a general partnership interest to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution)
          (e) notify Secured Party of any change in Grantor’s name, identity or corporate structure within 15 days of such change;

          (f) give Secured Party 30 days’ prior written notice of any change in Grantor’s chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Collateral;
          (g) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment;
          (h) pledge hereunder, immediately upon the acquisition thereof,
               (i) any and all additional general and/or limited partnership interests acquired after the date of this Agreement in, to and under any Partnership Agreement, and
               (ii) any and all general and/or limited partnership interests in partnerships, that become, after the date of this Agreement, partnerships in which a majority of all partnership interests are owned by Grantor and/or its Subsidiaries.
     SECTION 8. VOTING RIGHTS; PROFITS, INTEREST AND DIVIDENDS.
          (a) So long as no Event of Default shall have occurred and be continuing (for the purposes of this Agreement, “Default” or “Event of Default” shall mean Grantor’s failure to pay when due any amounts owed to any Bank under the Promissory Note):
               (i) Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof (including without limitation rights of approval arising under each Partnership Agreement and any and all right to manage and administer the business of each Company) for any purpose not inconsistent with the terms of this Agreement; and
               (ii) Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all payments, including but not limited to profits, dividends and other distributions, paid in respect of the Collateral; provided, however, that any and all
                    (A) profits, dividends, and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,
                    (B) profits, dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, and
                    (C) cash paid, payable or otherwise distributed in redemption of or in exchange for any Collateral,

               (iii) shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements); and Secured Party shall execute and deliver (or cause to be executed and delivered) to Grantor all such proxies and other instruments as Grantor may from time to time reasonably request for the purpose of enabling Grantor to exercise the voting and other consensual rights that it is entitled to exercise pursuant to Section 8(a)(i) and to receive the profits, dividends and other distributions that it is authorized to receive and retain pursuant to Section 8(a)(ii)
          (b) Upon the occurrence and during the continuation of an Event of Default:
               (i) upon written notice from Secured Party to Grantor, any or all rights of Grantor to exercise the voting and other consensual rights, and any or all rights to manage and administer the business and affairs of each Company, that it would otherwise be entitled to exercise pursuant to Section 8(a)(a)(i) shall cease, and all such rights (or such of those rights as Secured Party may have elected) shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;
               (ii) all rights of Grantor to receive any and all payments under or in connection with each Partnership Agreement, including but not limited to the profits, dividends, and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(a)(ii), shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold such payments as Collateral; and
               (iii) all payments which are received by Grantor contrary to the provisions of Section 8(a)(a)(ii) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).
     SECTION 9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Grantor hereby irrevocably appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:
          (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
          (b) to receive, endorse and collect all instruments made payable to Grantor representing any payment of profits, dividends or any other distribution in respect of any of the Collateral;

          (c) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and
          (d) to do, at Secured Party’s option and Grantor’s expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.
     SECTION 10. SECURED PARTY MAY PERFORM. If Grantor fails to perform any agreement contained herein., Secured Party upon ten (10) days prior written notice to Grantor may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Grantor.
     SECTION 11. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.
     SECTION 12. REMEDIES.
          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the State of Tennessee (the “Code’) (whether or not the Code applies to the affected Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Secured Party or any Bank may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Banks (but not any Bank or Banks in its or their respective individual capacities unless Requisite Banks shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.
          (b) Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “SECURITIES ACT”), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Company to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such Company would, or should, agree to so register it.
          (c) If Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, Grantor shall and shall cause each Company from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of the interests included in the Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
     SECTION 13. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:
FIRST: To the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all reasonable costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;
SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and
THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
     SECTION 14. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Any Bank may assign or otherwise transfer any Loans held by it to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to Banks herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Secured Party’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.
     SECTION 15. SECURED PARTY AS AGENT.
          (a) Secured Party has been appointed to act as Secured Party hereunder by Banks. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement.
          (b) Secured Party shall have the right to resign its duties hereunder by giving Grantor and the Banks fifteen (15) days written. Upon notice of any Secured Party’s resignation, the Banks shall appoint a successor to the Secured Party who shall be a commercial bank or trust company reasonably acceptable to Grantor. If no successor is appointed by the Banks and found acceptable to Grantor by the twentieth (20th) business day after the date of such notice of resignation, the Secured Party’s resignation shall become effective and the Banks shall thereafter perform all the duties of the Secured Party hereunder until such time, if any, as the Banks appoint a successor to the Secured Party as provided above and provided further that Banks’ collective expenses, costs and fees payable by Grantor while acting as Secured Party hereunder may not materially exceed those of the initial Secured Party. Upon the acceptance of any appointment as Secured Party hereunder, a successor Secured Party shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of such successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Secured Party’s resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.
     SECTION 16. AMENDMENTS. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     SECTION 17. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon. receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.
     SECTION 18. FAILURE OR INDULGENCE NOT WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     SECTION 19. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     SECTION 20. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     SECTION 21. GOVERNING LAW: TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TENNESSEE. Unless otherwise defined herein, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of Tennessee are used herein as therein defined.
     SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT IN AN APPROPRIATE FORUM IN NASHVILLE, DAVIDSON COUNTY, TENNESSEE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided below, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.
     SECTION 23. WAIVER OF JURY TRIAL. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
     SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
     IN WITNESS WHEREOF, Secured Party and Grantor have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BANK OF MONTREAL, AS SECURED PARTY
By:
Name:
Title:
Notice Address: Attn: Heather Turf
115 LaSalle Street, 12W Chicago, Illinois 60603

AMERICAN HOMEPATIENT, INC., A DELAWARE CORPORATION
By:	/s/ Robert L. Fringer
Title: Vice President & Secretary
Notice Address:
Maryland Farms Office Park 5200 Maryland Way, Suite 400 Brentwood, Tennessee 37027-5018 Attn: Chief Executive Officer

SCHEDULE A
PARTNERSHIP INTERESTS

		Borrower’s
	Other Partners,	Ownership
Partnership	Shareholders and Members	Interest
AHP Alliance of Columbia		100%

AHP Home Care Alliance of Gainesville		100%

AHP Home Care Alliance of Tennessee		100%

AHP Home Care Alliance of Virginia		100%

AHP Home Medical Equipment Partnership of Texas		100%

AHP Knoxville Partnership		100%

AHP, L.P.		100%

American HomePatient of Texas, L.P.		100%

Colorado Home Medical Equipment Alliance, LLC		100%

Northeast Pennsylvania Alliance, LLC		100%

AHP-MHR Home Care, LLP	MHR Home Care, Inc.	50%

AHP Delmarva, LLP	Peninsula Regional Medical Center	50%

American HomePatient of Sanford, LLC	Amisub of North Carolina, Inc. dba	50%
	Central Carolina Hospital

American HomePatient of Unifour, LLC	Frye Regional Medical Center,	50%
	Grace Hospital and Caldwell
	Memorial Hospital

Baptist Ventures AHP Homecare Alliance	Baptist Medical Center	50%

Blue Ridge Home Care	Spruce Pine Community Hospital	50%

Coastal Home Care	Conway Hospital	70%

Health State DME, Ltd.	High Plains Baptist Hospital	50%

HomeLink Home Healthcare Partnership	Home Link Home Health Care	50%
	Services, Inc.

Piedmont Medical Equipment	Piedmont Medical Center/ Tenet	50%
	Healthcare

Pro Med	Union County Health Care Foundation	70%

Shared Care — West Branch, LLC	West Branch Regional Medical Center	50%

		Borrower’s
	Other Partners,	Ownership
Partnership	Shareholders and Members	Interest
Total Home Care of East Alabama, L.L.C.	East Alabama Medical Center	50%

EXHIBIT A

BANKS
     See attached.

Allstate-AIMCO CDO Series 2000-A
Allstate Life Insurance Company
Bank of America, N.A.
Bank of Montreal
Barclays Bank PLC
Bear Stearns & Co., Inc.
Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company
Endeavor LLC
Everest Capital Master Fund L.P.
Fernwood Associates L.P.
General Electric Capital Corporation
California Public Employees’ Retirement System (Highland)
Highland Crusader Offshore Partners, L.P. (Highland)
ML CBO IV (Cayman)/Protective (Highland)
PAM Capital Funding, L.P. (Highland)
Pamco Cayman Ltd. (Highland)
HCM/Z Special Opportunities LLC a/ka/ HZ Special Opportunities, LLC (Highbridge Capital)
Long Lane Master Trust IV
Morgan Stanley Prime Income Trust
PPM America Special Investments Funds, L.P.
Fuqua Family Fund, L.P. (Tennenbaum)
Special Value Bond Fund II, LLC (Tennenbaum)
Van Kampen VKM Prime Rate Income Trust
Van Kampen Senior Income Trust